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                                                                    EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the 2005 Long-Term Incentive Plan and 1999 Long-Term Incentive Plan of Adams Respiratory Therapeutics, Inc. of our report dated March 23, 2005, except Note 1 as to which the date is July 13, 2005, with respect to the financial statements and schedule of Adams Respiratory Therapeutics, Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-123585) of Adams Respiratory Therapeutics, Inc. filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
New York, New York
July 18, 2005